UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2010

ADPT Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Adaptec, Inc.

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 30, 2010, ADPT Corporation (the “Company”) completed its actions and notified affected employees in connection with a restructuring plan (the “Restructuring Plan”) adopted by the Company on May 6, 2010. The execution of the Restructuring Plan was substantially contingent upon the sale of the Company’s data storage hardware and software solutions and products business to PMC-Sierra, Inc., (which transaction was consummated on June 8, 2010) and is intended to allow the Company to reduce its operating expenses following such sale. The possibility of the execution of the Restructuring Plan was disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which was filed with the Securities and Exchange Commission on May 27, 2010.

The Company expects to incur a restructuring charge in the range of $3.9 million to $4.5 million associated with the Restructuring Plan, of which the Company expects between $3.7 million and $4.3 million will be related to severance and related benefits and $0.2 million will be related to the closure of a facility. Between $2.2 million and $2.7 million of the restructuring charge is expected to be recorded in the first quarter of fiscal 2011, while the remaining restructuring charges are expected to be recorded during the remaining quarters in fiscal 2011. Substantially all of these charges will result in cash expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: July 7, 2010